Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-125786, 333-129786, 333-138306, 333-146814, 333-155259, 333-174869, and 333-178189) and Form S-8 (Nos. 333-115146, 333-125973, 333-133323, 333-136524, 333-140963, 333-149713, 333-152850, 333-161116, 333-168520, and 333-176089) of Cytokinetics, Incorporated of our report dated March 13, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP San Jose, CA March 13, 2012